DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

[_]        Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

BNY MELLON ALCENTRA GLOBAL MULTI-STRATEGY CREDIT FUND, INC.

c/o BNY Mellon Investment Adviser, Inc.

Please Review

October 17, 2022

Dear Shareholder:

I want to apologize for all the attention you have been getting from us both through the mail and likely over the phone regarding your investment in BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. (the “Fund”). The Fund called and held a Special Meeting of Shareholders on October 13, 2022 to solicit proxies in connection with the approval of a new sub-investment advisory agreement between BNY Mellon Investment Adviser, Inc. ("BNYM Adviser"), on behalf of the Fund, and Alcentra NY, LLC (the "New Sub-Advisory Agreement"). As previously communicated to you, you are being asked to consider approving the New Sub-Advisory Agreement to ensure that Alcentra NY, LLC, the Fund's current sub-adviser, can continue to serve as the Fund's sub-adviser and provide uninterrupted portfolio management services to the Fund.

INITIAL MEETING RESULTS:

At the Special Meeting of Shareholders held on October 13, 2022, votes were presented and counted but, unfortunately, we did not receive enough votes to reach the required threshold to approve the proposal. While the percentage of shares voted was significantly in favor of the proposal, we fell short based on overall voter participation. Unless a sufficient number of votes are obtained, Alcentra NY, LLC cannot continue to provide sub-advisory services for the Fund. Accordingly, the shareholder meeting has been adjourned to November 17, 2022 and we need your vote to meet the required threshold. Voting is simple. It only takes a few moments of your time and there are several options available to do so, as described below.

REASONS TO CONSIDER APPROVING THE NEW SUB-ADVISORY AGREEMENT

1.	To ensure that Alcentra NY, LLC, the Fund's current sub-adviser, can continue to serve as the Fund's sub-adviser and provide uninterrupted portfolio management services to the Fund.
2.	The Fund’s investment objective, strategies and policies will not change in connection with the implementation of the New Sub-Advisory Agreement.
3.	BNYM Adviser and Alcentra NY, LLC have represented to the Fund's Board that there would be no diminution in the nature, extent or quality of the services provided to the Fund in connection with the implementation of the New Sub-Advisory Agreement.
4.	The sub-advisory fee payable to Alcentra NY, LLC under the New Sub-Advisory Agreement is identical to the sub-advisory fee currently in effect and will continue to be payable by BNYM Adviser and not the Fund.

At this point, we have not received your vote and would greatly appreciate you acting on this matter today. Please also note that the Fund’s shareholder base is made up of hundreds of investors just like yourself, which makes your vote even more important no matter how many shares you own. Accordingly, your vote is critical to the approval of this proposal. Please take a moment to review the Proxy Statement and vote using one of the convenient methods described below. For more information about the proposal, the shareholder meeting and how to vote, you can reach AST, the Fund's proxy solicitor, at 877-361-7968.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

PLEASE VOTE TODAY.	VOTING OPTIONS BELOW:

1.       BY PHONE. You may cast your vote by telephone by calling 877-361-7968 to cast your vote with a live proxy specialist, quickly and easily. There is no personal information required and the call will only take a few moments of your time.

2.       Internet. Cast your vote by logging on to proxyvote.com and enter the control number listed on your card.

3.       By Mail. Cast your vote by completing the enclosed proxy card and return it in the postage paid envelope provided.

Sincerely

/s/David DiPetrillo

David DiPetrillo

President

BNY Mellon Family of Funds